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                                                                    Exhibit 10.1




                              THE MIDLAND COMPANY

                             NON-EMPLOYEE DIRECTOR
                           DEFERRED COMPENSATION PLAN
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                                TABLE OF CONTENTS

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ARTICLE 1         GENERAL........................................................................                1

ARTICLE 2         DEFINITIONS AND USAGE..........................................................                1
         2.1      Definitions....................................................................                1
         2.2      Usage..........................................................................                3
         2.3      Eligibility....................................................................                3

ARTICLE 3         PARTICIPATION IN PLAN..........................................................                3
         3.1      Participation..................................................................                3
         3.2      Agreement Procedure............................................................                3

ARTICLE 4         AMOUNT OF BENEFIT IN MIDLAND STOCK ACCOUNT.....................................                4
         4.1      Benefit........................................................................                4
         4.2      Midland Stock Account..........................................................                4
         4.3      Deferred Amounts...............................................................                4
         4.4      Dividends......................................................................                5

ARTICLE 5         AMOUNT OF BENEFIT IN GUARANTEED INTEREST ACCOUNT...............................                5
         5.1      Benefit........................................................................                5
         5.2      Guaranteed Interest Account....................................................                5
         5.3      Deferred Amounts...............................................................                5
         5.4      Investment of Guaranteed Interest Account......................................                6

ARTICLE 6         PAYMENT OF BENEFIT.............................................................                6
         6.1      Payment; Possible Forfeiture...................................................                6
         6.2      Amount of Payment..............................................................                6
         6.3      Form of Benefit Payments.......................................................                6

ARTICLE 7         DEATH OR DISABILITY OF PARTICIPANT.............................................                6
         7.1      Commencement of Benefit Payments After Death...................................                6
         7.2      Designation of Beneficiary.....................................................                7
         7.3      Commencement of Benefit Payments After Disability..............................                7

ARTICLE 8         HARDSHIP DISTRIBUTIONS.........................................................                7
         8.1      Distribution...................................................................                7
         8.2      Unforeseeable Emergency........................................................                7


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ARTICLE 9         ADMINISTRATION..................................................................               8
         9.1      General.........................................................................               8
         9.2      Administrative Rules............................................................               8
         9.3      Duties..........................................................................               8
         9.4      Fees............................................................................               8

ARTICLE 10        CLAIMS PROCEDURE................................................................               9
         10.1     General.........................................................................               9
         10.2     Denials.........................................................................               9
         10.3     Notice..........................................................................               9
         10.4     Appeals Procedure...............................................................               9
         10.5     Review..........................................................................               9

ARTICLE 11        CHANGE IN CONTROL PROVISIONS....................................................              10
         11.1     Impact of Event.................................................................              10
         11.2     Definition of "Change in Control"...............................................              10

ARTICLE 12        MISCELLANEOUS PROVISIONS........................................................              11
         12.1     Amendment and Termination.......................................................              11
         12.2     No Assignment...................................................................              11
         12.3     Successors and Assigns..........................................................              11
         12.4     Governing Law...................................................................              11
         12.5     No Guarantee of Continued Election..............................................              11
         12.6     Severability....................................................................              12
         12.7     Notification of Addresses.......................................................              12
         12.8     Income Tax Payment..............................................................              12
         12.9     Bonding.........................................................................              12

ARTICLE 13        INDEMNIFICATION.................................................................              12

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                               THE MIDLAND COMPANY
                              NON-EMPLOYEE DIRECTOR
                           DEFERRED COMPENSATION PLAN

                                    PREAMBLE

         WHEREAS, The Midland Company recognizes the valuable services the non-employee Directors of The Midland Company provide and desires to establish an unfunded plan to provide an incentive for non-employee Directors to defer compensation in a manner that aligns their interests with those of The Midland Company's stockholders, and

         WHEREAS, The Midland Company has determined that the implementation of such a plan will best serve its interest in retaining and motivating non-employee Director.

         NOW, THEREFORE, The Midland Company hereby adopts The Midland Company Non-Employee Director Deferred Compensation Plan as hereinafter provided:


                                    ARTICLE 1
                                     GENERAL

         The provisions of the Plan shall be effective as of January 1, 1999. The rights, if any, of any person whose status as a Director of Midland has terminated shall be determined pursuant to the Plan as in effect on the date of such termination, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.


                                    ARTICLE 2
                              DEFINITIONS AND USAGE

         2.1 DEFINITIONS. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

                  (a) "ADMINISTRATOR" means the person or persons described in Article 9.

                  (b) "AGREEMENT" means an Agreement for Deferral of Compensation between Midland and a Director in accordance with Article 3.

                  (c) "BOARD" means the members of the Board of Director of Midland.

                  (d) "BENEFIT" means the benefit of a Participant related to a Deferred Amount for any Plan Year as determined under Article 4 or Article 5.

                  (e) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  (f) "COMMON SHARE" means a share of common stock of Midland.

                  (g) "COMPENSATION" means the total of all cash compensation which is payable to a Director during a Plan Year prior to subtracting any Deferred Amounts including the annual retainer, committee fees and meeting attendance fees.

                  (h) "DEFERRED AMOUNT" means, for each Plan Year, the amount of Compensation deferred by a Director pursuant to Article 3. The Deferred Amount for any Plan Year shall not exceed 100% of the Participant's Compensation for the year. Deferred Amounts may be allocated to a Midland Stock Account under Article 4 or a Guaranteed Interest Account under Article 5 in such proportions specified in the Agreement.

                  (i) "EFFECTIVE DATE" means the date identified as the effective date in Article 1.

                  (j) "DIRECTOR" means any non-employee member of the Board of Directors of Midland.

                  (k) "DISABILITY" means permanent and total disability, mental or physical, which prevents the Participant from discharging the duties and obligations or from otherwise providing the services for which Compensation is paid by Midland; provided, however, that such disability shall not be deemed to commence or exist until such time as the Administrator shall determine in its sole discretion, upon the basis of proof satisfactory to the Administrator, that the Participant has been thus disabled.

                  (l)      "EXCHANGE ACT" means the Securities Exchange Act of
                           1934.

                  (m) "FAIR MARKET VALUE" means the closing sales price of a Common Share on the relevant date, or if there were no sales on such date, the closing sales price on the nearest day before or the nearest day after the relevant date, as reported in the Wall Street Journal or a similar publication selected by the Administrator.

                  (n) "GUARANTEED INTEREST ACCOUNT" means an account established on behalf of the Participant as described in Section 5.2.

                  (o) "MIDLAND" means The Midland Company and any successor thereto.

                  (p) "MIDLAND STOCK ACCOUNT" means the account established on behalf of a Participant as described in Section 4.2.

                  (q) "PARTICIPANT" means a Director who is participating in the Plan in accordance with Article 3.

                  (r) "PLAN" means The Midland Company Non-Employee Director Deferred Compensation Plan.

                  (s) "PLAN YEAR" means initially the period beginning on the Effective Date and ending on December 31, 1999, and thereafter means the calendar year.

                  (t) "SUBSIDIARY" means any corporation, other than Midland, in an unbroken chain of corporations beginning with Midland, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in such chain.

         2.2 USAGE. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

         2.3 ELIGIBILITY. All Directors shall be eligible to participate in the Plan while serving as a director.


                                    ARTICLE 3
                              PARTICIPATION IN PLAN

         3.1 PARTICIPATION. Each Director may become a Participant by entering into an Agreement in the manner provided in Section 3.2. A Participant shall continue as a Participant until his entire Benefit has been paid.

         3.2      AGREEMENT PROCEDURE.

                  (a) TERMS OF AGREEMENT. Midland and each Participant shall execute an Agreement for each Plan Year that shall set forth: (i) the Deferred Amount for each Plan Year; (ii) the allocation of the Deferred Amount between a Midland Stock Account and a Guaranteed Interest Account; (iii) the time the Benefit will be paid out as specified in Section 6.1; (iv) the form of payment of the Benefit as specified in Section 6.3; and (v) the Participant's beneficiary for all Benefits under the Plan in the event of the Participant's death. The Agreement shall generally be revocable until the Participant receives any Compensation in the Plan Year to which it applies; provided that a Participant may choose to have the Agreement be irrevocable when delivered to the Administrator.




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                  (b)      DATE OF AGREEMENT.

                           (i) A Participant who is eligible to participate in the Plan at the beginning of a Plan Year shall properly complete, execute and deliver the Agreement to the Administrator on or before the last business day of the prior Plan Year.

                           (ii) A Participant who is not eligible to participate in the Plan at the beginning of a Plan Year shall properly complete, execute and deliver the Agreement to the Administrator within 30 days following designation of such Participant's eligibility to participate in the Plan by the Administrator. The Agreement completed in accordance with the preceding sentence shall be effective with respect to Compensation payable after the date the Agreement is delivered to the Administrator.

                                    ARTICLE 4
                   AMOUNT OF BENEFIT IN MIDLAND STOCK ACCOUNT

         4.1 BENEFIT. The Benefit of a Participant electing to have Deferred Amounts credited to a Midland Stock Account shall be the amounts credited to such Participant's Midland Stock Account pursuant to this Article 4. The payment of the Benefit (or portion thereof) to a Participant shall be determined in accordance with Section 6.1. The payment of the Benefit to the beneficiary of a deceased Participant shall be determined in accordance with Article 7.

         4.2 MIDLAND STOCK ACCOUNT. The Administrator shall establish a separate Midland Stock Account for each Participant for each Plan Year for which the Participant completes an Agreement. The Midland Stock Account will reflect the total of all Deferred Amounts credited to that Account for that Plan Year (pursuant to section 4.3 below) and all dividends credited to that Account (pursuant to section 4.4 below). All amounts shall be calculated in share equivalents as described below. All amounts which are credited to a Midland Stock Account shall remain subject to the claims of Midland's general creditors. A Participant shall not have any interest or right in or to such Midland Stock Account at any time. The Administrator shall have sole responsibility and authority for determining the amount of a Participant's Midland Stock Account. A new Midland Stock Account will be established for each Plan Year the Participant completes an Agreement.

         4.3 DEFERRED AMOUNTS. The Deferred Amount attributable to each payment of Compensation to a Director shall be credited to the Midland Stock Account based on a transfer on the last business day of the month in which the Compensation is payable to the Participant. Upon such date, the Deferred Amount credited to the Midland Stock Account shall be converted to share equivalents based on the Fair Market Value of the Common Shares. By way of example, if the Deferred Amount for any date is $2,000.00 and the Fair Market Value of the Common Shares on




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such date is $25.00, then the Midland Stock Account would be credited with 80
(2,000 ) 25) share equivalents.

         4.4 DIVIDENDS. An amount equal to the amount of any dividends paid on Common Shares shall be credited to a Participant's Midland Stock Account based on the number of share equivalents credited to such Account at the time Midland pays a dividend on its Common Shares to its shareholders. The amount of the dividends to be credited shall be calculated based on the share equivalents credited to the Participant's Midland Stock Account and then divided by the Fair Market Value of the Common Shares. All amounts credited are added to the Midland Stock Account. By way of example, if a Midland Stock Account contains 80 share equivalents at the time Midland pays a dividend on its Common Shares and the per share dividend payable by Midland is $0.0625 per Common Share and the Fair Market Value of Midland Common Shares on the date the dividend is payable is $25.00, then the Midland Stock Account would be credited with 0.2 share equivalents (80 * 0.0625 ) 25). In the event of any stock split, stock dividend, recapitalization, reorganization or other corporate transaction affecting the capital structure of Midland, the Administrator shall make such adjustments to the Participant's Midland Stock Account as the Administrator shall deem necessary or appropriate to prevent the dilution or enlargement of the Participant's rights.


                                    ARTICLE 5
                AMOUNT OF BENEFIT IN GUARANTEED INTEREST ACCOUNT

         5.1 BENEFIT. The Benefit of a Participant electing to have Deferred Amounts credited to a Guaranteed Interest Account shall be the amounts allocated to such Participant's Guaranteed Interest Account pursuant to this
Article 5. The payment of the Benefit (or portion thereof) to a Participant shall be determined in accordance with Section 6.1. The payment of the Benefit to the beneficiary of a deceased Participant shall be determined in accordance with Article 7.

         5.2 GUARANTEED INTEREST ACCOUNT. The Administrator shall establish a separate Guaranteed Interest Account for each Participant for each Plan Year for which the Participant completes an Agreement. The Guaranteed Interest Account will reflect the Deferred Amounts and the investment results allocated to that Account for that Plan Year. All amounts which are allocated to a Participant's Guaranteed Interest Account shall remain subject to the claims of Midland's general creditors. A Participant shall not have any interest or right in or to such Guaranteed Interest Account at any time. A new Guaranteed Interest Account will be established for each Plan Year the Participant completes an Agreement.

         5.3 DEFERRED AMOUNTS. The Deferred Amount attributable to each payment of Compensation to a Director shall be credited to the Guaranteed Interest Account based on a transfer on the last business day of the month in which the Compensation is payable to the Participant.




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         5.4     INVESTMENT OF GUARANTEED INTEREST ACCOUNT. The Administrator
shall determine the rate of return which shall serve as the basis for crediting earnings (or losses) hereunder compounded quarterly. The interest rate shall be determined on January 1 of each year based on the five year treasury bill rates as reported in the Wall Street Journal on the last business day of the preceding year. The rate will be locked in for the remainder of the year and will be reset as of January 1 of each year. For each Plan Year, the Participant's Guaranteed Interest Account shall be increased or decreased as if it had earned the rate of return corresponding to the amount determined by the Administrator.

                                    ARTICLE 6
                               PAYMENT OF BENEFIT

         6.1     PAYMENT; POSSIBLE FORFEITURE. Except as provided in Articles
7 and 8, the payment of a Participant's Benefit credited to a Participant's Midland Stock Account or Guaranteed Interest Account shall be made as specified in the Agreement by the Participant and shall commence no later than the earlier of the following events occurs:

                 (a) the time specified by the Participant in the Agreement (which shall be within 30 days after the end of a Plan Year); or

                 (b) within 30 days after the end of the Plan Year during which the Participant ceases to serve as a Director.

         6.2 AMOUNT OF PAYMENT. The Benefit of a Participant shall be equal to the total amount credited to the Participant's Midland Stock Account and Guaranteed Interest Account. The amount of the Benefit in a participant's Midland Stock Account shall be calculated by multiplying the share equivalents in the Account by the Fair Market Value of Common Shares on the last business day of the Plan Year immediately preceding the calculation of the Benefit.

         6.3 FORM OF BENEFIT PAYMENTS. The Benefit in a Participant's Midland Stock Account and Guaranteed Interest Account shall be paid in the form of cash in a single lump sum or, a Participant may elect to receive part or all of such payment in up to 10 annual installments, with the amount to be distributed each year determined by dividing the unpaid Benefit in an Account (plus any dividends and any earnings or less losses) credited by the number of remaining installments. An election shall not be effective unless made in the Agreement at the time of the Participant's initial enrollment. In the event a Participant fails to make an election, the Benefit will be paid in the form of cash in a single lump sum.


                                    ARTICLE 7
                       DEATH OR DISABILITY OF PARTICIPANT

         7.1     COMMENCEMENT OF BENEFIT PAYMENTS AFTER DEATH. If a
Participant dies before receiving all of the Benefit, then the remaining Benefit otherwise payable with respect to the Participant shall be paid to the Participant's beneficiary or beneficiaries in a lump sum in cash within 30 days following the date on which the Administrator is notified of the Participant's death.




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         7.2     DESIGNATION OF BENEFICIARY.  A Participant may, by
written instrument delivered to the Administrator during the Participant's lifetime, designate one or more primary and contingent beneficiaries to receive the Benefit which may be payable hereunder following the Participant's death, and may designate the proportions in which such beneficiaries are to receive such payments. A Participant may change such designations from time to time, and the last written designation filed with the Administrator prior to the Participant's death shall control. If a Participant fails to specifically designate a beneficiary, or if no designated beneficiary survives the Participant, payment shall be made by the Administrator in the following order of priority:

                 (a)      to the Participant's surviving spouse, or if none,
                 (b) to the Participant's children, per stirpes, or if none,
                 (c)      to the Participant's estate.

         7.3 COMMENCEMENT OF BENEFIT PAYMENTS AFTER DISABILITY. If a Participant incurs a Disability before receiving all of the Benefit, then the remaining Benefit otherwise payable shall be paid to the Participant within 30 days following the date on which the Administrator is notified of the Participant's Disability.

                                    ARTICLE 8
                             HARDSHIP DISTRIBUTIONS

         8.1 DISTRIBUTION. Subject to the approval of the Administrator, a Participant may withdraw all or a portion of his Benefit in the event of a hardship. A request for a hardship distribution shall be made in the form of a written application. A hardship distribution shall only be made in the event of an unforeseeable emergency that would result in severe financial hardship to the Participant if hardship distributions were not permitted. Withdrawals of amounts because of an unforeseeable emergency shall only be permitted to the extent reasonably needed to satisfy the emergency need.

         8.2 UNFORESEEABLE EMERGENCY. For purposes of this Article, an unforeseeable emergency is defined as severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the plan.



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                                    ARTICLE 9
                                 ADMINISTRATION

         9.1 GENERAL. The Administrator shall be the Board, or such other person or persons as designated by the Board. Except as otherwise specifically provided in the Plan, the Administrator shall be responsible for administration of the Plan.

         9.2 ADMINISTRATIVE RULES. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

         9.3 DUTIES. The Administrator shall have the following rights, powers and duties:

                  (a) The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon Midland and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

                  (b) The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan, to determine eligibility for Benefits, to decide any question which may arise regarding the rights of directors, Participants, and beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan.

                  (c) The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan. The Administrator shall maintain the Account records of all Participants.

                  (d) The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of Midland for inspection by the Participants at reasonable times determined by the Administrator.

                  (e) The Administrator shall periodically report to the Board with respect to the status of the Plan.

         9.4 FEES. No fee or compensation shall be paid to any person for services as the Administrator.

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                                   ARTICLE 10
                                CLAIMS PROCEDURE

         10.1 GENERAL. A Participant or beneficiary ("claimant") who believes that his Benefit has not been paid in full shall file such objection on the form prescribed for such purpose with the Administrator.

         10.2 DENIALS. The Administrator shall review such filing and provide a notice of the decision regarding such filing to the claimant within a reasonable period of time after receipt of the notice by the Administrator.

         10.3 NOTICE. Any claimant whose objection to a payment of his Benefit is denied shall be furnished written notice setting forth:

                  (a)     the specific reason or reasons for the denial;

                  (b) specific reference to the pertinent provision of the Plan upon which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the objection; and

                  (d) an explanation of the claim review procedure under the Plan.

         10.4 APPEALS PROCEDURE. In order that a claimant may appeal a denial of his objection to the amount of his Benefit, the claimant or the claimant's duly authorized representative may:

                  (a) request a review by written application to the Administrator, or its designate, no later than 60 days after receipt by the claimant of written notification of denial of his objection;

                  (b)      review pertinent documents; and

                  (c)      submit issues and comments in writing.

         10.5 REVIEW. A decision on review of a denied objection shall be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

                                   ARTICLE 11
                          CHANGE IN CONTROL PROVISIONS

         11.1 IMPACT OF EVENT. In the event of a "Change in Control" as defined in Section 11.2, (i) the contribution of Deferred Amounts to the Plan shall terminate as of the effective date of the Change in Control; (ii) a Participant's Midland Stock Account shall be transferred automatically to a Guaranteed Interest Account (by multiplying the number of share equivalents in the Account by the Fair Market Value of a Common Share as of the effective date of the Change in Control; (iii) the Guaranteed Interest Account shall be paid within 60 days of the effective date of the Change in Control; (iv) earnings shall be credited to a Participant's Midland Stock Account pursuant to Article 4, in the Plan Year in which the Change in Control occurs for the period the Plan is in existence during such Plan Year prior to the effective date of the Change in Control; and (v) the Administrator shall be responsible for determining the identity of any person entitled to receive Benefits under the Plan and the amount of such Benefits and for completing the payment of Benefits to any person entitled to receive Benefits under the Plan based on the records of the Administrator prior to the Change in Control. Notwithstanding the foregoing and anything else to the contrary herein, a Participant may elect to receive part or all of any payment of the Participant's Guaranteed Interest Account payable upon the occurrence of a Change in Control, in up to 10 annual installments, with the amount to be distributed each year determined by dividing the unpaid Benefit by the number of remaining installments.

         11.2     DEFINITION OF "CHANGE IN CONTROL". For purposes of Subsection
(a), a "Change in Control" means the occurrence of any of the following:

                  (a) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Midland or a Subsidiary, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                           Act), directly or indirectly of securities of Midland representing 50% or more of the combined voting power of Midland's then outstanding securities;

                  (b) Any transaction or event relating to Midland required to be described pursuant to the requirements of Item 6(e) of Schedule 14A (change of control description required in the proxy statement) of the Securities and Exchange Commission under the Exchange Act (as in effect on the Effective Date of this Plan), whether or not Midland is then subject to such reporting requirement;

                  (c) When, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board, cease for any reason other than death to constitute at least a two-thirds majority thereof; provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Subsection (c); or

                  (d) The occurrence of a transaction requiring shareholder approval for the acquisition of Midland by an entity other than a Subsidiary through purchase of assets, by merger, or otherwise.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

         12.1 AMENDMENT AND TERMINATION. Midland reserves the right to amend or terminate the Plan in any manner that it deems advisable, by a resolution of the Board. Notwithstanding the preceding, no amendment or termination of the Plan (i) shall reduce or adversely affect the Benefit of any Participant or beneficiary hereunder entitled to receive a Benefit under the Plan; (ii) shall reduce or adversely affect the right of any other Participant to receive upon ceasing to be a Director, the Benefit he would have received if such termination had occurred immediately prior to any such amendment or termination of the Plan; or (iii) shall modify the provisions of Article 11 after a Change in Control has occurred, except as necessary to comply with any federal or state law.

         12.2 NO ASSIGNMENT. The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

         12.3 SUCCESSORS AND ASSIGNS. The provisions of the Plan are binding upon and inure to the benefit of Midland, its successors and assigns, and the Participant, his beneficiaries, heirs, legal representatives and assigns.

         12.4 GOVERNING LAW. The Plan shall be subject to and construed in accordance with the laws of the State of Ohio to the extent not preempted by the provisions of any federal law.

         12.5 NO GUARANTEE OF CONTINUED ELECTION. Nothing contained in the Plan shall be construed to give any Participant the right to continue to serve as a Director or any equity or other interest in the assets, business or affairs of Midland. No Participant hereunder shall have a security interest in assets of Midland used to make contributions or pay Benefits.

         12.6 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

         12.7 NOTIFICATION OF ADDRESSES. Each Participant and each beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the Participant, the post office address of each beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Participant or beneficiary as shown on Midland's records) shall be binding on the Participant and each beneficiary for all purposes of the Plan and neither the Administrator nor Midland shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

         12.8 INCOME TAX PAYMENT. Unless otherwise required by law, each Participant shall be responsible for the payment of any federal, state or local taxes of any kind related to any Account or any Benefit, and Midland shall not withhold any such taxes from the payment of any Benefit to a Participant. The obligations of Midland under the Plan shall be conditional on payment by the Participant of such taxes.

         12.9 BONDING. The Administrator and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by federal law.

                                   ARTICLE 13
                                 INDEMNIFICATION

         Midland shall indemnify and hold harmless the members of the Board and the Administrator from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under this Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful conduct or criminal acts of such persons.

         The undersigned, pursuant to the approval of the Board on December 3, 1998, executes The Midland Company Non-Employee Director ----------- Deferred Compensation Plan.

                                                     THE MIDLAND COMPANY


                                    BY: /s/ John I. Von Lehman
                                        ---------------------------------------

                                    ITS: Exec. V.P.
                                        ---------------------------------------

                     FIRST AMENDMENT TO THE MIDLAND COMPANY
                NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

         THIS FIRST AMENDMENT, made and executed this 31 day of May, 2000, by
                                                      --        ----
THE MIDLAND COMPANY (the "Company").

                                   WITNESSETH:

         WHEREAS, the Company maintains a nonqualified deferred compensation plan known as The Midland Company Non-Employee Director Deferred Compensation Plan (the "Plan");

         WHEREAS, the Company is now the sponsor of the Plan;

         WHEREAS, the Company determined that it would be in the best interest of the Company and its eligible employees to adopt a Rabbi Trust effective as of April 1, 2000 to provide for the payment of benefits from the Plan;

         WHEREAS, the Company further determined that it would be in the best interest of the Company and its eligible employees to allow eligible employees to amend their elections regarding the receipt of benefits under the Plan;

         WHEREAS, pursuant to Section 12.1 of the Plan, the Company desires to amend the Plan in order to provide for the payment of benefits through a Rabbi Trust, to provide for the operation of the Plan after a Change of Control, and to allow eligible employees to amend their elections regarding the receipt of benefits under the Plan effective as of April 1, 2000.

         NOW THEREFORE, the Plan is amended as follows:

         1. Article 6 is hereby amended by deleting Section 6.1 in its entirety and replacing it with the following:

                  6.1 PAYMENT OF BENEFIT. Except as provided in Articles 7 and 8, the payment of a Participant's benefit credited to a Participant's Midland Stock Account or Guaranteed Interest Account shall be made as specified in the Agreement by the Participant, and shall commence no later than the time specified by the Participant in the Agreement (which shall be within thirty (30) days after the end of a Plan year).

                          A Participant shall have the right to amend the time
specified in the Agreement at any time, provided that any date elected by the Participant to receive a payment of his benefit must occur no less than two (2) years from the date the Agreement is amended. Further, a Participant may elect to receive a distribution of the balance of his Midland Stock Account or Guaranteed Interest Account at any time, upon the filing of an amended Agreement with the Company; provided that unless the Participant's request meets the criteria set forth in Article 8 hereof, the Participant's Midland Stock Account and Guaranteed Interest Account shall be reduced by ten percent (10%) of the balance therein at the time of the Participant's election. Distributions pursuant to this paragraph shall be made as soon as administratively practicable after one (1) year following the Participant's election.

         2. Section 7.1 is hereby deleted in its entirety and replaced with the following:

                  7.1 COMMENCEMENT OF BENEFIT PAYMENTS AFTER DEATH. If a Participant dies before receiving all of the Benefit, all funds in the Participant's Midland Stock Account and Guaranteed Interest Account and any earnings thereon, will be paid out as determined by the Plan Administrator, but no later than the date specified in the Participant's Agreement.

         3. Section 7.3 is hereby deleted in its entirety and replaced with the following:

                  7.3 COMMENCEMENT OF BENEFIT PAYMENTS AFTER DISABILITY. If a Participant incurs a Disability before receiving all of the Benefit, all funds in the Participant's Midland Stock Account and Guaranteed Interest Account, and any earnings thereon, will be paid out as determined by the Plan Administrator, but no later than the date specified in the Agreement.

         4. Article 11 is hereby deleted in its entirely and replaced with the following:


                                   ARTICLE I1
                          CHANGE OF CONTROL PROVISIONS

         11.1 IMPACT OF EVENT. In the event of a "Change of Control," as defined in Section 11.2 (i) Company shall, as soon as possible, but in no event longer than five (5) business days following the Change of Control, or sooner if directed by the Board, make an irrevocable contribution to the Rabbi Trust, as provided in Section 12.6, in an amount that is necessary to fully fund the benefits for each Plan Participant or beneficiary pursuant to the terms of the Plan as of the date on which the Change of Control occurred; (ii) a Participant's Midland Stock Account shall be transferred automatically to a Guaranteed Interest Account (by multiplying the number of share equivalents in the Account by the Fair Market Value of a common share as of the effective date of the change of control); (iii) the Guaranteed Interest Account shall be paid to the Participant within thirty (30) days of the effective date of the Change of Control; (iv) earnings shall be credited to a Participant's Midland Stock Account pursuant to Article 4 in the Plan Year in which the change of control occurs for the period the Plan is in existence during such Plan Year prior to the effective date of the Change of Control. and (v) the Plan Administrator shall be responsible for determining the identity of the person entitled to receive Benefits under the Plan and the amount of such Benefits and for completing the payment of Benefits to any person entitled to receive Benefits under the Plan based on the records of the Company prior to the Change of Control.

         11.2     DEFINITIONS OF "CHANGE OF CONTROL".

                  a. "Change of Control" shall mean the first to occur of the following events:

                           i.       The "acquisition" after the date hereof by
any "Person" (as such term is defined below) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of any securities of the Company (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such Person, would result in such Person "Beneficially Owning" 33-1/3% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph "a," a Person shall not be deemed to have made an acquisition of Voting Securities if such
Person: (A) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (B) is generally engaged in the business of underwriting securities and acquires the Voting Securities (the "Underwriting Securities") pursuant to the terms of an underwriting agreement (an "Underwriting Agreement") to which the Company and such underwriter are parties and which Underwriting Agreement is in accordance with Rule 10b-7 promulgated under the 1934 Act or to cover over allotments created in connection with a distribution of Voting Securities pursuant to an Underwriting Agreement; (C) acquires the Voting Securities directly from the Company; (D) as a result of a redemption or purchase of Voting Securities by the Company, becomes the Beneficial Owner of more than the permitted percentage of Voting Securities by the Company pursuant to a reduction of the number of Voting Securities outstanding resulting in an increase in the proportional number of shares Beneficially Owned by such Person; (E) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary") or (F) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined below).

                           ii.      The individuals who, as of January 1, 2000,
are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company; PROVIDED, HOWEVER, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; PROVIDED FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest.

                           iii.     Approval by shareholders of the Company of:

                                    (1)     A merger, consolidation or
reorganization involving the Company (a "Business Combination") other than a Non-Control Transaction; or


                                    (2)     An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33-1/3% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Subsidiary or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

         b. "Non-Control Transaction" shall mean a Business Combination in which:

                  i. The shareholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least 67% of the combined voting power for the election of directors generally of the outstanding securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination;

                  ii. The individuals who were members of the Board of Directors of the Company immediately prior to the execution of the agreement providing for the Business Combination constitute at least two-thirds of the members of the Board of Directors of the Surviving Corporation; or

                  iii. No Person (other than the Company or any Subsidiary, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements or any trust forming a part thereof maintained by the Company, the Surviving Corporation, or any Subsidiary) who, immediately prior to the Business Combination, did not have Beneficial Ownership of 33-1/3% or more of the then outstanding Voting Securities, upon consummation of the Business combination, shall be the Beneficial Owner of 33-1/3% or more of the combined voting power of the election of directors generally of the Surviving Corporation's then outstanding securities.

         5. The Plan is amended by adding a new Section 12.6 titled Rabbi Trust immediately following Section 12.5 to read as follows:

                  12.6 RABBI TRUST The Plan shall be entirely funded upon a Change of Control as provided in Section 11.1 through a Rabbi Trust Agreement as prescribed in Rev. Proc. 92-64 adopted simultaneously with this Amendment to the Plan and no other provisions shall be made with respect to segregating assets of the Company for payment of any distributions hereunder except as may be required by Section 11.1. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, the Midland-Guardian Company or any related employer and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company, the Midland-Guardian Company or any related employer.

         6. The Effective Date of this First Amendment shall be April 1, 2000 unless otherwise provided.

         IN WITNESS WHEREOF and as evidence of the adoption of this FIRST AMENDMENT, the Company has caused the same to be executed as of the day and year first above written.


WITNESSES:                                 THE MIDLAND COMPANY

/s/ Maria D. Bevington                     By: /s/ John I. Von Lehman
------------------------------------       ------------------------------------
                                           Exec. V.P.


/s/ Hans Zimmer                            By: /s/ Paul T. Brizzolara SVP
------------------------------------       ------------------------------------